Exhibit 99.3
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information combines the historical financial position and results of operations of SmartFinancial, Inc. ("SmartFinancial") and Tennessee Bancshares Inc. ("Bancshares"), after giving effect to the merger of Bancshares with and into SmartFinancial, using the acquisition method of accounting and giving effect to the related pro forma adjustments described in the accompanying explanatory notes. Under the acquisition method of accounting, the assets and liabilities of Bancshares will be recorded by SmartFinancial at their respective fair values as of May 1, 2018, the date the merger was completed, and the excess of the merger consideration over the fair value of Bancshares' net assets will be allocated to goodwill. The unaudited pro forma condensed combined balance sheet gives effect to the merger as if the merger was consummated on March 31, 2018. The unaudited pro forma condensed combined statements of income for the three months ended March 31, 2018 and for the year ended December 31, 2017 give effect to the merger as if the merger was consummated on January 1, 2017 and January 1, 2016, respectively.
The unaudited pro forma condensed combined financial information should be read together with SmartFinancial's separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2017, included in SmartFinancial's Annual Report on Form 10-K for the year ended December 31, 2017; SmartFinancial's separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2018, included in SmartFinancial's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018; and other information pertaining to SmartFinancial's contained in previous Securities and Exchange Commission ("SEC") filings.
The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the periods presented. The adjustments included in these unaudited pro forma combined financial statements are preliminary and may be revised. The unaudited pro forma condensed combined financial information also does not consider any potential impacts of current market conditions on revenues, potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors. In addition, the purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment. The unaudited pro forma condensed combined balance sheet has also been adjusted to reflect the preliminary allocation of the estimated purchase price to net assets acquired.
The final allocation of the purchase price will be determined after completion of thorough analyses to determine the fair value of Bancshares' tangible and identifiable intangible assets and liabilities as of the May 1, 2018 acquisition date. Increases or decreases in the estimated fair values of the net assets of Bancshares as compared with the information shown in the unaudited pro forma condensed combined financial information may change the amount of the purchase price allocated to goodwill and may impact the statement of income due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to Bancshares' shareholder’s equity including results of operations through the date the merger is completed will also change the purchase price allocation, which may include the recording of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

Unaudited Proforma Consolidated Balance Sheet
March 31, 2018
(in thousands)

	SmartFinancial	Bancshares	Pro Forma Adjustments, Net		Pro Forma Combined
ASSETS
Cash and due from banks	$36,715	$4,303	$—		$41,018
Interest-bearing deposits at other financial institutions	57,891	151	—		58,042
Federal funds sold	2,104	—	—		2,104
Total cash and cash equivalents	96,710	4,454	—		101,164

Securities available for sale[1]	156,210	30,187	(489)	a	185,908
Restricted investments, at cost	7,808	464	—		8,272
Loans, net of deferred fees	1,374,257	191,216	(7,169)	b	1,558,304
Allowance for loan losses	(6,477)	(2,036)	2,036	c	(6,477)
Loans, net of allowance for loan losses	1,367,780	189,180	(5,133)		1,551,827
Bank premises and equipment, net	44,202	8,790	707	d	53,699
Foreclosed assets	2,665	729	(76)	e	3,318
Goodwill and core deposit intangible, net	50,660	1,571	16,447	f,g,h	68,678
Cash surrender value of life insurance	21,797	—	—		21,797
Other assets	12,593	1,751	952	i	15,296
Total assets	$1,760,425	$237,126	$12,408		$2,009,959

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand deposits	$276,249	$18,612	$—		$294,861
Interest-bearing demand deposits	278,965	48,815	—		327,780
Money market and savings deposits	491,243	55,677	—		546,920
Time deposits	453,276	81,805	182	j	535,263
Total deposits	1,499,733	204,909	182		1,704,824

Securities sold under agreement to repurchase	15,968	—	—		15,968
Federal Home Loan Bank advances and other borrowings	30,000	7,681	—		37,681
Accrued expenses and other liabilities	5,775	942	1,019	k	7,736
Total liabilities	1,551,476	213,532	1,201		1,766,209

Stockholders' equity:
Preferred stock	—	—	—		—
Common stock	11,234	1,809	(350)	l,m	12,693
Additional paid-in capital	174,981	16,493	16,849	l,m	208,323
Retained earnings	25,303	5,586	(5,586)	l	25,303
Accumulated other comprehensive loss	(2,569)	(294)	294	l	(2,569)
Total stockholders' equity	208,949	23,594	11,207		243,750

Total liabilities and stockholders' equity	$1,760,425	$237,126	$12,408		$2,009,959
1 Bancshares' previously had securities held to maturity which were relcassified as available for sale at acquisition.
See accompanying notes to unaudited pro forma combined consolidated financial information.

Unaudited Proforma Consolidated Income Statement
For the Three Months Ended March 31, 2018
(in thousands)

	SmartFinancial	Bancshares	Pro Forma Adjustments, Net		Pro Forma Combined
INTEREST INCOME
Loans, including fees	$18,228	$2,478	$435	n	21,141
Securities and interest bearing deposits at other financial institutions	1,049	183	—		1,232
Federal funds sold and other earning assets	101	11	—		112
Total interest income	19,378	2,672	435		22,485

INTEREST EXPENSE
Deposits	2,401	433	(42)	o	2,792
Securities sold under agreements to repurchase	13	—	—		13
Federal Home Loan Bank advances and other borrowings	153	67	—		220
Total interest expense	2,567	500	(42)		3,025
Net interest income before provision for loan losses	16,811	2,172	477		19,460
Provision for loan losses	689	—	—		689
Net interest income after provision for loan losses	16,122	2,172	477		18,771

NONINTEREST INCOME
Customer service fees	578	99	—		677
Gain on sale of securities	—	—	—		—
Gain on sale of loans and other assets	325	82	—		407
Gain on sale of foreclosed assets	—	—	—		—
Interchange and debit card transaction fees	146	7	—		152
Other noninterest income	406	137	—		543
Total noninterest income	1,455	324	—		1,779

NONINTEREST EXPENSES
Salaries and employee benefits	7,176	735	—		7,911
Net occupancy and equipment expense	1,533	210	6	p	1,749
Depository insurance	102	35	—		137
Foreclosed assets	189	31	—		220
Advertising	184	35	—		219
Data processing	526	83	—		609
Professional services	898	178	—		1,076
Amortization of intangible assets	188	—	59	q	247
Service contracts	479	26	—		505
Merger Expenses	498	—	(135)	r	363
Other operating expenses	1,449	474	—		1,923
Total noninterest expenses	13,222	1,807	(70)		14,959
Income before income tax expense	4,355	689	547		5,591
Income tax expense	940	268	143		1,351
Net income	3,415	421	404		4,240
Preferred stock dividends	—	—	—		—
Net income available to common stockholders	$3,415	$421	$404		$4,240

EARNINGS PER COMMON SHARE
Basic	$0.30	$0.23			$0.33
Diluted	$0.30	$0.23			$0.33

Weighted average common shares outstanding
Basic	11,210,836	1,809,282			12,669,817
Diluted	11,324,052	1,809,282			12,783,033
Dividends per common share	—	—			—
See accompanying notes to unaudited pro forma combined consolidated financial information.

Unaudited Proforma Consolidated Income Statement
For the Year Ended December 31, 2017
(in thousands)

	SmartFinancial	Bancshares	Pro Forma Adjustments, Net		Pro Forma Combined
INTEREST INCOME
Loans, including fees	$48,805	$9,982	$1,632	n	60,419
Securities and interest bearing deposits at other financial institutions	2,863	739	—		3,602
Federal funds sold and other earning assets	354	40	—		394
Total interest income	52,022	10,761	1,632		64,415

INTEREST EXPENSE
Deposits	5,518	1,616	(134)	o	7,000
Securities sold under agreements to repurchase	62	—	—		62
Federal Home Loan Bank advances and other borrowings	113	255	—		368
Total interest expense	5,693	1,871	(134)		7,430
Net interest income before provision for loan losses	46,329	8,890	1,766		56,985
Provision for loan losses	783	158	—		941
Net interest income after provision for loan losses	45,546	8,732	1,766		56,044

NONINTEREST INCOME
Customer service fees	1,374	430	—		1,804
Gain on sale of securities	144	(11)	—		133
Gain on sale of loans and other assets	1,276	265	—		1,541
Gain on sale of foreclosed assets	—	—	—		—
Other noninterest income	2,234	729	—		2,963
Total noninterest income	5,028	1,413	—		6,441

NONINTEREST EXPENSES
Salaries and employee benefits	20,743	2,849	—		23,592
Net occupancy and equipment expense	4,271	802	24	p	5,097
Depository insurance	466	145	—		611
Foreclosed assets	132	—	—		132
Advertising	638	166	—		804
Data processing	1,875	462	—		2,337
Professional services	2,085	139	—		2,224
Amortization of intangible assets	346	—	236	q	582
Service contracts	1,398	98	—		1,496
Merger Expense	2,417	—	(209)	r	2,208
Other operating expenses	4,759	1,557	—		6,316
Total noninterest expenses	39,130	6,218	51		45,399
Income before income tax expense	11,444	3,927	1,715		17,086
Income tax expense	6,429	1,491	657		8,577
Net income	5,015	2,436	1,058		8,509
Preferred stock dividends	195	—	—		195
Net income available to common stockholders	$4,820	$2,436	$1,058		$8,314

EARNINGS PER COMMON SHARE
Basic	$0.56	$1.35			$0.82
Diluted	$0.55	$1.35			$0.81

Weighted average common shares outstanding
Basic	8,639,212	1,809,282			10,098,193
Diluted	8,793,527	1,809,282			10,252,508
Dividends per common share	—	—			—
See accompanying notes to unaudited pro forma combined consolidated financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(all amounts are in thousands, except per share data, unless otherwise indicated)
Note 1 — Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial information has been prepared pursuant to the rules and regulations of the SEC. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been omitted pursuant to such rules and regulations. However, management believes that the disclosures are adequate to make the information presented not misleading.
Note 2 — Preliminary Unaudited Pro Forma and Acquisition Accounting Adjustments
The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All adjustments are based on current assumptions and valuations, which are subject to change.

a.	Adjustment reflects fair value adjustment of the acquired securities portfolio, the value of which was determined by liquidation within a week of the merger date.

b.
Adjustment to the acquired loan portfolio which includes a fair value component and a credit component. The estimated fair value adjustment is $1.3 million and the credit adjustment is estimated to be $5.9 million.

c.	Adjustment to allowance for loan losses to reflect the reversal of Bancshares' allowance for loan and lease losses.

d.	Adjustment reflects fair value adjustment of the acquired plant, property, and equipment.

e.	Adjustment reflects fair value adjustment of the acquired foreclosed assets.

f.	Adjustment to reflect the reversal of Bancshares' intangible assets.

g.	Adjustment reflects the estimated fair value of the acquired core deposit intangible of $2.3 million.

h.	Adjustment to record the estimated goodwill of $15.7 million as a result of consideration paid in excess of the fair value of net assets acquired.

i.	Adjustment reflects the reversal of Bancshares' deferred tax asset and to record the estimated deferred tax asset post-merger.

j.	Adjustment reflects the estimated fair value adjustment to the acquired time deposit portfolio.

k.	Adjustment to reflect estimated additional merger costs, after tax, of $1.0 million.

l.	Adjustment to reflect the reversal of Bancshares' common equity.

m.	To record the acquisition consideration paid in stock of $34.8 million.

n.	Adjustment reflects the difference between the recorded interest earned on loans and the estimated incremental income accretion of the acquired loans.

o.	Adjustment reflects the amortization of the premium on acquired time deposits.

p.	Adjustment reflects the increase in depreciation due to the lower book value of acquired plant, property, and equipment.

q.	Adjustment reflects the amortization for the core deposit intangible over 9 years.

r.	Adjustment reflects the elimination of historical nonrecurring transaction costs incurred that directly related to the Bancshares acquisition.

Note 3 — Preliminary Estimated Acquisition Consideration and Allocation
Measurement of the acquisition consideration was based on the estimated fair value of SmartFinanical common stock, which was more clearly evident than the fair value of the net assets acquired. Based on the estimate of value of the shares of SmartFinancial common stock outstanding as of April 30, 2018, the preliminary estimated acquisition consideration is as follows (numbers in thousands, with the exception of per share figures):

Acquisition Price
Bancshares common shares outstanding	1,809,282
% Shares to be converted to stock	100%
Shares to be converted into stock	1,809,282
Conversion Ratio	0.8065
Pro forma shares of SmartFinancial stock	1,458,981
Multiplied by SmartFinancial common stock market price on April 30, 2018	$23.85
Estimated fair value of SmartFinancial common stock issued	34,797
Value of Fractional Shares Paid Out	5
Total preliminary estimated acquisition consideration	$34,802
The total preliminary acquisition consideration has been allocated to Bancshares tangible and intangible assets and liabilities as of May 1, 2018, based on their preliminary estimated fair values as follows:

	Allocation of Acquisition Consideration
Total preliminary estimated acquisition consideration		$34,802
Fair value of assets assumed
Cash and cash equivalents	$4,454
Investment securities	29,698
Restricted investments	464
Loans	184,047
Bank premises and equipment	9,497
Other real estate owned	653
Deferred tax asset	1,258
Other assets	1,445
Core deposit intangibles	2,290
Total fair value of assets acquired	233,806

Fair value of liabilities assumed
Deposits	(205,091)
FHLB advances and other borrowings	(7,681)
Payables and other liabilities	1,960
Total fair value of liabilities assumed	$(214,732)
Net assets acquired	19,074	$19,074
Excess of cost over fair value of net assets acquired-goodwill		$15,728